Exhibit 99.1

Implant Sciences Receives a Withdrawal of Notice of Defaults

 WILMINGTON, MA — (BUSINESS WIRE) — December 31, 2009 — Implant Sciences Corporation (OTCBB:IMSC), a high technology supplier of systems and sensors for homeland security markets, today announced  that it has received notice from its lender, DMRJ Group, LLC  that it is withdrawing its Notice of Defaults and Notice of UCC Disposition of Collateral.

DMRJ Group, LLC, also stated that it is willing to enter into discussions and negotiations with Implant Sciences regarding a potential restructuring of the Loans and the agreements relating thereto.

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for the Security, Safety and Defense (SS&D) industries. The Company has developed proprietary technologies used in its commercial portable and bench-top explosive trace detection systems which ship to a growing number of locations domestically and internationally. For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we have defaulted on our indebtedness to our secured lender, DMRJ Group; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, our business may fail; we continue to incur substantial operating losses and may never be profitable; the delisting of our common stock by the NYSE Amex has limited our stock’s liquidity and has impaired our ability to raise capital; our explosives detection products and technologies may not be accepted by the U.S. government or by other government agencies or commercial consumers of security products; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

Implant Sciences Corporation
Company Contact:
Glenn Bolduc, CEO
978 752-1700
gbolduc@implantsciences.com

Investor Contact:
Aimee Boutcher
973 239-2878
aboutcher@aol.com